UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SIGA TECHNOLOGIES, INC.

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SIGA Technologies, Inc.
420 Lexington Avenue, Suite 408
New York, New York 10170
(212) 672-9100

April 8, 2009

Dear Stockholder:

          You are cordially invited to attend our 2009 Annual Meeting of Stockholders on May 13, 2009, at 10:00 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036. On the following pages you will find the formal notice of the annual meeting and proxy statement.

          To ensure that you are represented at the Annual Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and please complete, date, sign and return the enclosed proxy card promptly.

          I hope that you will attend the meeting and I look forward to seeing you there.

Sincerely,

/s/ Eric A. Rose

Eric A. Rose, M.D.
Chief Executive Officer
and Chairman of the Board

SIGA Technologies, Inc.
420 Lexington Avenue, Suite 408
New York, New York 10170

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2009

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of SIGA Technologies, Inc., a Delaware corporation (“SIGA”), will be held on Wednesday, May 13, 2009, at 10:00 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, and at any adjournment.

          At the Annual Meeting, SIGA’s stockholders will be voting on proposals to do the following:

1.	To elect twelve directors to the Board of Directors of SIGA;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

          Stockholders of record at the close of business on March 31, 2009 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at the Annual Meeting and for any purpose related to the Annual Meeting, during the ten days prior to the Annual Meeting, at SIGA’s office, during ordinary business hours.

          All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

          Directions to the offices of Kramer Levin Naftalis & Frankel LLP are included on the outside back cover of the Proxy Statement for the Annual Meeting.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ Ayelet Dugary

Ayelet Dugary
Secretary

New York, New York
April 8, 2009

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on May 13, 2009.

The Proxy Statement and 2008 Annual Report on Form 10-K are
available in the “Investor Relations” section of our website at www.siga.com

SIGA Technologies, Inc.
420 Lexington Avenue, Suite 408
New York, New York 10170

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 13, 2009

          This proxy statement is furnished to stockholders of SIGA Technologies, Inc. (“SIGA”, the “Company” or “we”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of SIGA (the “Board of Directors”) for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, on Wednesday, May 13, 2009, at 10:00 a.m. (local time), and at any adjournment or postponement thereof.

          This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 8, 2009.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

          The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

          The Board of Directors has fixed the close of business on March 31, 2009 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of the Record Date, SIGA had issued and outstanding 36,140,000 shares of common stock, par value $.0001 per share (“Common Stock”).

Voting at the Annual Meeting

          Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders. Cumulative voting by stockholders is not permitted.

          The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

          For the election of directors, a plurality of the votes cast is required. Abstentions and broker “non-votes” are not considered for the purpose of the election of directors.

          For the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2009, the affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting is required. Abstentions and broker “non-votes” for such proposal are not considered to have been voted on the proposal.

Revocability and Voting of Proxies

          Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to Ayelet Dugary, Secretary of SIGA, stating that the proxy is revoked;

•	by submitting another proxy with a later date; or

•	by attending the Annual Meeting and voting in person.

          Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

          Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of SIGA’s nominees as a director; (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2009; and (iii) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. SIGA does not presently anticipate that any other business will be presented for action at the Annual Meeting.

Solicitation

          SIGA will pay the costs of soliciting proxies. SIGA may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies by telephone, facsimile or other means or in person. They will not receive any additional payments for the solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

          Twelve directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the twelve persons named in the table below as directors of SIGA. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION (ITEM 1 OF THE ENCLOSED PROXY CARD) OF DR. ROSE, MR. ANTAL, MR. BAYER, MR. CONSTANCE, MR. FASMAN, DR. HAMMER, MR. MARSHALL, DR. MJALLI, DR. OZ, MR. SAVAS, MR. SLOVIN AND DR. WEINER AS DIRECTORS.

Director Nominee Information

          The following table sets forth biographical information of each director nominee, including their ages, data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors:

Name	Age	Position

Eric A. Rose, M.D.	56	Chief Executive Officer and Chairman of the Board
James J. Antal*	57	Director
Michael J. Bayer*	60	Director
Thomas E. Constance*	71	Director
Steven L. Fasman *	46	Director
Scott M. Hammer, M.D. *	61	Director
Joseph W. Marshall, III *	56	Director
Adnan M. Mjalli, Ph.D.	45	Director
Mehmet C. Oz, M.D. *	48	Director
Paul G. Savas*	46	Director
Bruce Slovin *	72	Director
Michael A. Weiner, M.D. *	62	Director

* Determined by the Board of Directors to be independent pursuant to Rule 4200 of the NASD Marketplace Rules.

          Eric A. Rose, M.D. was elected Chairman of the Board of Directors on January 25, 2007 and on March 1, 2007, became the Company’s Chief Executive Officer. Dr. Rose has served as a director of SIGA since April 19, 2001 and served as Interim Chief Executive Officer of SIGA during April-June 2001. In April, 2008, Dr. Rose assumed the chairmanship of the Department of Health Policy at Mount Sinai School of Medicine. From 1994 through 2007, Dr. Rose served as Chairman of the Department of Surgery and Surgeon-in-Chief of the Columbia Presbyterian Center of New York Presbyterian Hospital. Dr. Rose is a director of Abiomed, Inc. and Keryx Biopharmaceuticals, Inc. Dr. Rose is a graduate of both Columbia College and Columbia University College of Physicians & Surgeons. In addition to his roles at SIGA, Dr. Rose holds a position of Executive Vice President – Life Sciences at MacAndrews & Forbes Holdings Inc., a SIGA shareholder.

          James J. Antal has served as a director of SIGA since November 2004. Mr. Antal has been an active consultant and founding investor in several Southern California based emerging companies since his retirement from Experian in 2002. He has served as Chief Financial Advisor to Black Mountain Gold Coffee Co. (2003-2005), and as Chief Financial Officer of Pathway Data, Inc. (2005 to present). Mr. Antal joined the board of directors and serves as the Chairman of the audit committee for Cleveland Bio Labs, effective upon the completion of the Cleveland Bio Labs IPO, which occurred in July 2006. Mr. Antal was the Chief Financial Officer and Chief Investment Officer from 1996 to 2002 for Experian, a $1.6 billion global information services subsidiary of UK-based GUS plc. Prior to the GUS acquisition of Experian (the former TRW Inc. Information Systems and Services businesses), Mr. Antal held various finance positions with TRW from 1978 to

1996, including Senior VP of Finance for TRW Information Systems and Services and TRW Inc. Corporate Director of Financial Reporting and Accounting. He earned his undergraduate degree in accounting from The Ohio State University in 1973, and became a certified public accountant (Ohio) in 1974. He engaged in active practice as a CPA with Ernst & Ernst until 1978. Mr. Antal has served as a director of First American Real Estate Solutions, an Experian joint venture with First American Financial Corp.

          Michael J. Bayer has been a private consultant in the energy and national security sectors since 2003. Mr. Bayer is the President and Chief Executive Officer of Dumbarton Strategies LLC, an energy and national security consulting firm. He is the Chairman of the U.S. Department of Defense’s Business Board and a member of the Sandia National Laboratory’s National Security Advisory Panel, the U.S. Department of Defense’s Science Board and the Chief of Naval Operations’ Executive Panel. Mr. Bayer serves as a director of Dyncorp International, Inc., Stratos Global Corporation and Willbros Group, Inc. Mr. Bayer was recommended to the Nominating and Corporate Governance Committee for inclusion as a director-nominee by the Chief Executive Officer.

          Thomas E. Constance has served as a director of SIGA since April 2001. Mr. Constance is Chairman and, since 1994, a partner of Kramer Levin Naftalis & Frankel LLP, a law firm in New York City, which SIGA has retained to provide certain legal services. Mr. Constance serves as a Trustee of the M.D. Sass Foundation and St. Vincent’s Services. He also serves on the Advisory Board of Directors of Barington Capital, L.P.

          Steven L. Fasman has served as a director of SIGA since May 2007. He has been Senior Vice President-Law at MacAndrews & Forbes Holdings Inc. since 2004. Prior to that, he served as Vice President-Law at MacAndrews & Forbes during 1998-2003 and Senior Counsel at MacAndrews & Forbes during 1992-1997. From 1987 to 1992, he was associated with Paul, Weiss, Rifkind, Wharton & Garrison.

          Scott M. Hammer, M.D. is the Harold C. Neu Professor of Medicine, Professor of Epidemiology and Chief of the Division of Infectious Diseases at the Columbia University Medical Center (CUMC), a position he has held since 1999. Dr. Hammer’s major investigative interest is the treatment and prevention of HIV disease. He is an investigator in the National Institutes of Health sponsored AIDS Clinical Trials Group (ACTG), a multicenter organization which performs clinical trials designed to improve the understanding and treatment of HIV infection and its complications. As an ACTG investigator, Dr. Hammer chaired the two largest national trials of antiretroviral therapy carried out by that group in the 1990’s, studies which contributed to the current standard of care of HIV infection. In addition to his interest in the treatment of persons with established HIV infection, Dr. Hammer is an investigator in the National Institutes of Health sponsored HIV Vaccine Trials Network (HVTN), a multicenter organization whose mission is to develop an effective preventive HIV vaccine. He is Chair of the AIDS Vaccine Research Working Group, an advisory committee to the Division of AIDS, NIAID. He is a former Chair of the Antiviral Products Advisory Committee of the Food and Drug Administration and currently serves on the Editorial Board of the New England Journal of Medicine. Dr. Hammer is Chair of the International AIDS Society-USA’s Antiretroviral Guidelines Panel, is a member of the Governing Council of the International AIDS Society, is a member of the World Health Organization’s Strategic and Technical Advisory Committee for HIV/AIDS, serves as Co-Chair of the Steering Committee of the WHO’s Global HIV Drug Resistance Surveillance Program, and continues in his role as Guidelines Development Group Chair of the WHO’s Antiretroviral Guidelines for Resource Limited Settings. He has served as a member of the International Advisory Committees of the Swiss HIV Cohort Study, the French National Association for AIDS Research and the HIV-NAT (Netherlands-Australia-Thailand) Collaborative Research Network. In his role as Chief of the Division of Infectious Diseases at CUMC, he is dedicated to fellow and faculty growth and to the development of state-of-the-art infection surveillance at the institutional and regional levels to improve and protect the public health.

          Joseph W. “Chip” Marshall, III, is the former President and Chief Executive Officer of Temple University Health System (2001-2008). In 2000, he became Chair of Temple University Health System and served in that capacity until 2007. Prior to 2000, Marshall was a founding partner at Goldman & Marshall P.C., Philadelphia, PA, a corporate health-care law firm. He received his B.A. & J.D. (1975, 1979 respectively) from Temple University. In 1990, he joined the Temple University Board of Trustees. He was a founding member of the Temple University Health System Board of Directors in 1995. He served on the Pennsylvania State Ethics Commission in the 1980’s and early 1990’s, including as Chairman for a portion of that period. From 2005 – 2006 he served as a Member of the Federal Medicaid Commission. Additionally, from 2004-2006 he served as a Member of the Pennsylvania Gaming Control Board. He was elected to the Board of Directors in early 2009. Mr. Marshall was recommended to the Nominating and Corporate Governance Committee for inclusion as a director-nominee by the Chief Executive Officer.

          Adnan M. Mjalli, Ph.D. has served as a director of SIGA since January 2004. Dr. Mjalli founded TransTech Pharma, Inc., a privately held drug discovery company in High Point, North Carolina, in 1999 and has since served as its President, Chairman of the Board and Chief Executive Officer. He also serves as Chairman of the Board of PharmaCore, Inc. where he previously served as President and Chief Executive Officer from December of 1998 to November 2000. Dr. Mjalli obtained his Ph.D. in medicinal chemistry in 1989 from the University of Exeter, UK. He conducted postdoctoral work at the University of Rochester. Prior to founding TransTech Pharma, he held various positions of increasing responsibility in research and senior management at several pharmaceutical and biotechnology companies, including Merck & Co., Inc.

          Mehmet C. Oz, M.D. has served as a director of SIGA since April 2001. Dr. Oz has been a cardiac surgeon at Columbia University Presbyterian Hospital since 1993 and a Professor of Surgery and Vice Chairman for Cardiovascular Services of the Department of Surgery there since July 2001. Dr. Oz also directs the following programs at New York University Presbyterian Hospital, Columbia University: the Cardiovascular Institute, the complementary medicine program, the clinical profusion program and clinical trials of new surgical technology. Dr. Oz received his undergraduate degree from Harvard University in 1982, and, in 1986, he received a joint M.D./M.B.A. degree from the University of Pennsylvania Medical School and the Wharton School of Business.

          Paul G. Savas has served as a director of SIGA since January 2004. Mr. Savas is Executive Vice President and Chief Financial Officer at MacAndrews & Forbes Holdings, Inc. He joined MacAndrews & Forbes Holdings, Inc. in 1994 as Director of Corporate Finance, served in various positions of increasing responsibility and became Chief Financial Officer in 2007. He also serves as Executive Vice President and Chief Financial Officer of M&F Worldwide Corp. and serves as a director of Harland Clarke Holding Corp. and TransTech Pharma, Inc.

          Bruce Slovin has been the President of 1 Eleven Associates, LLC, a private investment firm, for more than the past five years. From 1980 to 2000, Mr. Slovin was an executive officer of MacAndrews & Forbes Holdings Inc., and various of its affiliates. Mr. Slovin is a director of Cantel Industries and M&F Worldwide Corp. Mr. Slovin was recommended to the Nominating and Corporate Governance Committee for inclusion as a director-nominee by the Chief Executive Officer.

          Michael A. Weiner, M.D. has served as a director of SIGA since 2001. Dr. Weiner is the Hettinger Professor of Pediatrics at Columbia University College of Physicians and Surgeons since 1996. Dr. Weiner is also the Director of Pediatric Oncology at New York Presbyterian Hospital. Dr. Weiner was a director of Nexell Therapeutics, Inc. (f/k/a VimRx) from March 1996 to February 1999. Dr. Weiner is a 1972 graduate of the New York State Health Sciences Center at Syracuse and was a post graduate student at New York University and Johns Hopkins University.

Meetings of the Board of Directors

          During 2008, the Board of Directors held eight meetings. During 2008, two directors, Dr. Mehmet C. Oz and Dr. Adnan M. Mjalli, attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, upon which such director served during the period for which he has been a director or committee member. In addition, no actions were taken during 2008 by unanimous written consent of the Board of Directors.

          Those members of the Board of Directors who are independent as defined by Rule 4200 of the NASD Marketplace Rules (the “Independent Directors”) are also required, pursuant to Rule 4350(c)(2) of the NASD Marketplace Rules, to regularly convene executive sessions where only such Independent Directors are present. Such meetings may be in conjunction with regularly-scheduled meetings of the Board of Directors. Each member of the Board of Directors is also expected to attend the annual meeting of stockholders of SIGA. Eight members of the Board of Directors attended SIGA’s 2008 annual meeting of stockholders.

Committees of the Board of Directors

          The Board of Directors currently has, and appoints the members of, standing Audit, Compensation and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation and Nominating and Corporate Governance Committees is an Independent Director. Each of these committees has a written charter approved by the Board of the Directors in March 2004. A copy of each charter is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

          Audit Committee. The Audit Committee, which currently consists of directors Paul G. Savas, Judy S. Slotkin and James J. Antal, held thirteen meetings during 2008. The Board of Directors has determined that each of the members of the

Audit Committee is “independent” under the applicable laws, rules and regulations. The Company has determined that Mr. Savas is an “audit committee financial expert” within the meaning of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The purpose of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the financial statements of SIGA, SIGA’s compliance with legal and regulatory matters, the independent registered public accounting firm’s qualifications and independence, and the performance of SIGA’s independent registered public accounting firm. The primary responsibilities of the Audit Committee are set forth in its charter, and include various matters with respect to the oversight of SIGA’s accounting and financial reporting process and audits of the financial statements of SIGA on behalf of the Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of the financial statements of SIGA; reviews the proposed scope of such audit; reviews accounting and financial controls of SIGA with the independent registered public accounting firm and our financial accounting staff; and reviews and approves transactions, if any, between us and our directors, officers, and their affiliates. A copy of the Audit Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section. Also see the section of this proxy statement entitled “Report of the Audit Committee.”

          Compensation Committee. The Compensation Committee, which currently consists of directors Steven L. Fasman, Paul G. Savas, Bruce Slovin, and Michael A. Weiner, held four meetings during 2008. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the NASDAQ listing standards. The Compensation Committee functions include reviewing and approving the compensation and benefits for SIGA’s executive officers, administering SIGA’s stock plans and making recommendations to the Board of Directors regarding these matters. A copy of the Compensation Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section. Also see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

          Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”), which currently consists of directors Judy S. Slotkin, James J. Antal and Michael A. Weiner, held four meetings in 2008. The Board of Directors has determined that each of the members of the Nominating Committee is “independent” within the meaning of the NASDAQ listing standards. The Nominating Committee is responsible for searching for and recommending to the Board of Directors potential nominees for director positions, making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its committees, monitoring the Board of Director’s effectiveness and developing and implementing SIGA’s corporate governance procedures and policies. A copy of the Nominating and Corporate Governance Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section.

          In selecting candidates for the Board of Directors, the Nominating Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. SIGA is of the view that the continuing service of qualified incumbents promotes stability and continuity of the Board of Directors, giving SIGA the benefit of the familiarity and insight into SIGA’s affairs that its directors have accumulated during their tenure, while contributing to the Board of Director’s ability to work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board of Directors, whom the Nominating Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election and, if re-elected, to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Nominating Committee will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including members of the Board of Directors and management of SIGA. The Nominating Committee may also engage a professional search firm to assist in the identification of qualified candidates, but did not do so in 2008. As to each recommended candidate that the Nominating Committee believes merits serious consideration, the Nominating Committee will collect as much information, including without limitation, soliciting views from other directors and SIGA’s management and having one or more Nominating Committee members interview each such candidate, regarding each candidate as it deems necessary or appropriate in order to make an informed decision with respect to such candidate. Based on all available information and relevant considerations, the Nominating Committee will select, for each directorship to be filled, a candidate who, in the view of the Nominating Committee, is most suited for membership on the Board of Directors. In making its selection, SIGA will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that the Nominating Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of SIGA. This consideration may also include how long the recommending stockholder intends to continue holding its equity interest in SIGA.

          The Nominating Committee has adopted a policy with regard to the minimum qualifications that must be met by a Nomination Committee-recommended nominee for a position on the Board of Directors, which policy is described in this paragraph. The Nominating Committee generally requires that all candidates for the Board of Directors be of high personal integrity and ethical character. The Nominating Committee requires that candidates not have any interests that would, in the view of the Nominating Committee, materially impair his or her ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to SIGA and its stockholders. In addition, candidates must be able to represent fairly and equally all stockholders of SIGA without favoring or advancing any particular stockholder or other constituency of SIGA. Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor. Candidates are expected to have sound judgment and a general appreciation regarding major issues facing public companies of a size and operational scope similar to SIGA, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have, and be prepared to devote, adequate time to the Board of Directors and its committees. It is expected that, taking into account their other business and professional commitments, including their service on the boards of other companies, each candidate will be available to attend meetings of the Board of Directors and any committees on which the candidate will serve, as well as SIGA’s annual meeting of stockholders. SIGA also requires that at least a majority of the directors serving at any time on the Board of Directors are independent, as defined under the rules of the NASDAQ stock market and that at least three of the directors satisfy the financial literacy requirements required for service on the Audit Committee under the rules of the NASDAQ stock market.

          The Nominating Committee has adopted a policy with regard to the consideration of director candidates recommended by stockholders, the material elements of which policy are described in this paragraph. The Nominating Committee will consider recommendations for the nomination of directors submitted by holders of SIGA’s shares entitled to vote generally in the election of directors. The Nominating Committee will give consideration to these recommendations for positions on the Board of Directors where the Nominating Committee has not determined to re-nominate a qualified incumbent director. While the Nominating Committee has not established a minimum number of shares that a stockholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Nominating Committee may take into account the size and duration of a recommending stockholder’s ownership interest in SIGA. The Nominating Committee may also consider whether the stockholder making the nominating recommendation intends to maintain an ownership interest in SIGA of substantially the same size as at its interest at the time of making the recommendation. The Nominating Committee may refuse to consider recommendations of nominees who do not satisfy the minimum qualifications prescribed by the Nominating Committee for board candidates.

          The Nominating Committee has adopted procedures to be followed by stockholders in submitting recommendations of candidates for directors. The procedures are posted on SIGA’s website at www.siga.com under the “Corporate Governance” section, and described in this paragraph. A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders should try to ensure that it is received by SIGA, as provided herein, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. All stockholder nominating recommendations should be in writing, addressed to the “Nominating and Corporate Governance Committee” care of SIGA’s Chief Financial Officer at SIGA’s principal headquarters, 420 Lexington Avenue, Suite 408, New York, New York 10170. Submissions should be made by mail, courier or personal delivery. A nominating recommendation should be accompanied by the following information concerning each recommending stockholder:

•	The name and address, including telephone number, of the recommending stockholder;

•	The number and class of SIGA’s shares owned (beneficially or of record) by the recommending stockholder and the time period for which such shares have been held;

•	A statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of SIGA’s next annual meeting of stockholders;

•	Sufficient information about the proposed nominee for the Nominating Committee to make an informed decision regarding the qualifications of the proposed nominee;

•	Any relationship between the proposed nominee and the recommending stockholder; and

•	Such other information as the Nominating Committee may reasonably request.

          The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Nominating Committee, if the Nominating Committee chooses to do so in its discretion (and the recommending stockholder must furnish the nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of SIGA.

Compensation Committee Interlocks and Insider Participation

          None.

Code of Ethics

          SIGA has adopted a Code of Ethics and Business Conduct that applies to its officers, directors and employees, including without limitation, our Chief Executive Officer, Chief Financial Officer and Chief Scientific Officer. The Code of Ethics and Business Conduct is available, free of charge, on SIGA’s website at www.siga.com under the “Corporate Governance” section.

Stockholder Communications with the Board of Directors

          SIGA stockholders may send communications to the Board of Directors, any committee of the Board of Directors or an individual director. The process for so communicating is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

REPORT OF THE AUDIT COMMITTEE

          The members of the Audit Committee have been appointed by the Board of Directors. During the 2008 fiscal year, the Audit Committee consisted solely of independent directors, as defined in Rule 4200(a)(15) of the NASD Marketplace Rules. The Audit Committee operates under a written charter that was amended and restated by the Board of Directors in March 2004 in order to assure continued compliance by SIGA with SEC and NASDAQ rules enacted in response to requirements of the Sarbanes-Oxley Act.

          The Audit Committee assists the Board of Directors in monitoring the integrity of SIGA’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, and the compliance by SIGA with legal and regulatory requirements. Management is responsible for SIGA’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of SIGA’s financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes.

          In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2008 with management and with PricewaterhouseCoopers LLP, SIGA’s independent registered public accounting firm. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees) as adopted by The Public Company Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of SIGA’s annual financial statements.

          The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the audit committee concerning independence and has discussed with PricewaterhouseCoopers LLP the issue of their independence from SIGA and management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm in 2008 is compatible with maintaining the auditors’ independence and has concluded that it is.

          Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in SIGA’s Annual Report on Form 10-K for the year ended December 31, 2008. The Audit Committee has also recommended, subject to stockholder ratification, the selection of SIGA’s independent registered public accounting firm for the year ending December 31, 2009.

          The members of the Audit Committee are Paul G. Savas, Judy S. Slotkin and James J. Antal, none of whom is or, during the fiscal year 2008, was, an employee of SIGA.

Respectfully submitted by the Audit Committee,
Paul G. Savas, Chairman
James J. Antal
Judy S. Slotkin

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee, comprised of independent directors, has:

(1) reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2) based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2009 Annual Meeting of shareholders.

          During the period January 1, 2008 through October 30, 2008, the Compensation Committee was comprised of Steven L. Fasman, Paul G. Savas, and Michael A. Weiner. On October 30, 2008, the Board of Directors elected Bruce Slovin to serve on the Committee. Some events described in this report occurred before Mr. Slovin joined to serve as an additional member of the Compensation Committee.

Respectfully submitted by the Compensation Committee,
Steven L. Fasman
Paul G. Savas
Bruce Slovin
Michael A. Weiner

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock

          The following tables set forth certain information regarding the beneficial ownership of SIGA’s voting securities as of March 16, 2009 of (i) each person known to SIGA to beneficially own more than 5% of the applicable class of voting securities, (ii) each director and director nominee of SIGA, (iii) each Named Executive Officer and (iv) all directors and executive officers of SIGA as a group. As of March 16, 2009, a total of 36,103,826 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of Common Stock are eligible to vote. The column entitled “Percentage of Total Voting Stock Outstanding” shows the percentage of total voting stock beneficially owned by each listed party.

          The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 16, 2009, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)		Percentage of Common Stock Outstanding	Percentage of Total Voting Stock Outstanding

Beneficial Holders

MacAndrews & Forbes LLC. (3) 35 East 62nd Street New York, NY 10065	6,174,245	(4)	16.13%	16.13%

TransTech Pharma, Inc. 4170 Mendenhall Oaks Parkway High Point, NC 27265	5,296,634	(5)	13.96%	13.96%

Officers and Directors

James J. Antal 30952 Steeplechase Dr. San Juan Capistrano, CA 92675	76,154	(6)	*	*

Michael J. Bayer Dumbarton Strategies 3130 Dumbarton Street, NW Washington D.C., 20007	25,000	(7)	*	*

Thomas E. Constance 1177 Avenue of the Americas, New York, NY 10036	281,267	(8)	*	*

Steven L. Fasman 35 East 62nd Street New York, NY 10065	36,000	(9)	*	*

Scott M. Hammer, M.D. 161 Fort Washington Ave. New York, NY 10032	45,000	(10)	*	*

Joseph W. Marshall III 500 office Center Drive, Suite 400 Ft. Washington, PA 19034	25,000	(7)	*	*

Adnan M. Mjalli, Ph.D. (11) 4170 Mendenhall Oaks Parkway, Suite 110 High Point, NC 27265	65,000	(12)	*	*

Mehmet C. Oz, M.D. 177 Fort Washington Ave New York, NY 10032	165,000	(13)	*	*

Eric A. Rose, M.D. 35 East 62nd Street New York, NY 10065	806,547	(14)	2.2%	2.2%

Paul G. Savas (11) 35 East 62nd Street New York, NY 10065	91,484	(15)	*	*

Judy S. Slotkin 888 Park Avenue NY, NY 10021	117,966	(17)	*	*

Bruce Slovin 1 Eleven Associates LLC 111 East 61st Street New York, NY 10065	45,000	(7)	*	*

Michael A. Weiner, M.D. 161 Fort Washington Ave. New York, NY 10032	140,000	(13)	*	*

Ayelet Dugary	136,876	(16)	*	*

Dennis E. Hruby, Ph.D.	608,333	(16)	1.7%	1.7%

All Executive Officers and Directors as a group (twelve persons)	2,664,672	(18)	6.6%	6.6%

* Less than 1%

(1)	Unless otherwise indicated the address of each beneficial owner identified is 420 Lexington Avenue, Suite 408, New York, NY 10170.

(2)

Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	MacAndrews & Forbes Inc. is a direct wholly-owned subsidiary of MacAndrews & Forbes Holdings LLC., a holding company whose sole stockholder is Ronald O. Perelman.

(4)	Includes 2,002,206 shares of Common Stock issuable upon exercise of warrants.

(5)	Includes 1,824,412 shares of Common Stock issuable upon exercise of warrants.

(6)	Includes 65,000 shares of Common Stock issuable upon exercise of options.

(7)	Includes 25,000 shares of Common Stock issuable upon exercise of options

(8)	Includes 265,000 shares of Common Stock issuable upon exercise of options.

(9)	Includes 35,000 shares issuable upon exercise of options.

(10)	Includes 45,000 shares issuable upon exercise of options.

(11)	Dr. Mjalli, and Mr. Savas are directors of TransTech Pharma.

(12)

Includes 65,000 shares of Common Stock issuable upon exercise of options. Does not include shares of Common Stock that Dr. Mjalli, as a director of TransTech Pharma, may be deemed to beneficially own and as to which Dr. Mjalli disclaims beneficial ownership.

(13)	Includes 140,000 shares issuable upon exercise of options.

(14)	Includes 686,667 shares of Common Stock issuable upon exercise of options.

(15)

Includes 9,123 shares of Common Stock issuable upon exercise of warrants and 65,000 shares issuable upon exercise of options. Does not include shares of Common Stock that Mr. Savas, as a director of TransTech Pharma, may be deemed to beneficially own and as to which Mr. Savas disclaims beneficial ownership.

(16)	Neither of Messrs. Dugary and Hruby own shares of Common Stock. All shares listed as beneficially owned by each of Messrs. Dugary and Hruby are shares issuable upon exercise of stock options.

(17)

Includes 65,000 shares issuable upon exercise of options and 18,244 shares of common stock issuable upon exercise of warrants held by Mrs. Slotkin’s spouse, which she may be deemed to beneficially own.

(18)	See footnotes (6)-(17).

MANAGEMENT

Officers

          The following table sets forth certain information with respect to the Named Executive Officers of SIGA:

Name	Age	Position

Eric A. Rose, M.D.	55	Chief Executive Officer and Chairman of the Board
Thomas N. Konatich (1)	62	Vice President, Chief Financial Officer, Secretary and Treasurer
Dennis E. Hruby, Ph.D.	55	Vice President, Chief Scientific Officer
Ayelet Dugary (2)	42	Acting Chief Financial Officer and Secretary

(1)

Mr. Konatich became Chief Financial Officer on April 1, 1998. Effective January 31, 2009 the Company and Mr. Konatich agreed not to extend the terms of Mr. Konatich’s employment agreement and effective January 31, 2009, Mr. Konatich’s employment with the Company ended.

(2)	Ms. Dugary was appointed to serve as Acting Chief Financial Officer effective February 1, 2009.

          Eric A. Rose, M.D. was elected Chairman of the Board of Directors on January 25, 2007 and on March 1, 2007, became the Company’s Chief Executive Officer. Dr. Rose has served as a director of SIGA since April 19, 2001 and served as Interim Chief Executive Officer of SIGA during April-June 2001. In April, 2008, Dr. Rose assumed the chairmanship of the Department of Health Policy at Mount Sinai School of Medicine. From 1994 through 2007, Dr. Rose served as Chairman of the Department of Surgery and Surgeon-in-Chief of the Columbia Presbyterian Center of New York Presbyterian Hospital. Dr. Rose is a past President of the International Society for Heart and Lung Transplantation. Dr. Rose is a director of Abiomed, Inc. and Keryx Biopharmaceuticals, Inc. Dr. Rose is a graduate of both Columbia College and Columbia University College of Physicians & Surgeons. In addition to his roles at SIGA, Dr. Rose holds a position of Executive Vice President – Life Sciences at MacAndrews & Forbes Holdings Inc., a SIGA shareholder.

          Thomas N. Konatich served as Vice President, Chief Financial Officer and Treasurer from April 1, 1998 through January 31, 2009. He was named Secretary of SIGA on June 29, 2001. During the periods from October 5, 2001 until July 2, 2004 and May 1, 2006 until February 28, 2007, Mr. Konatich was our Acting Chief Executive Officer. From November 1996 through March 1998, Mr. Konatich served as Chief Financial Officer and a director of Innapharma, Inc., a privately held pharmaceutical development company. From 1993 through November 1996, Mr. Konatich served as Vice President and Chief Financial Officer of Seragen, Inc., a publicly traded biopharmaceutical development company. Mr. Konatich has an MBA from the Columbia Graduate School of Business.

          Dennis E. Hruby, Ph.D. has served as Vice President - Chief Scientific Officer since June 2000. From April 1, 1997 through June 2000, Dr. Hruby was our Vice President of Research. From January 1996 through March 1997, Dr. Hruby served as a senior scientific advisor to SIGA. Dr. Hruby is a Professor of Microbiology at Oregon State University, and from 1990 to 1993 was Director of the Molecular and Cellular Biology Program and Associate Director of the Center for Gene Research and Biotechnology. Dr. Hruby specializes in virology and cell biology research, and the use of viral and bacterial vectors to produce recombinant vaccines. He is a member of the American Society of Virology, the American Society for Microbiology and a fellow of the American Academy of Microbiology. Dr. Hruby received a Ph.D. in microbiology from the University of Colorado Medical Center and a B.S. in microbiology from Oregon State University.

          Ayelet Dugary became acting Chief Financial Officer of SIGA as of February 1, 2009. Ms. Dugary has served as SIGA’s Director of Finance and Controller since December 2004, where she was responsible for SIGA’s financial planning and reporting, including SIGA’s SEC filings and communication with the Board of Directors. From 1997 to 2004, Ms. Dugary served in various positions of increasing responsibility with PricewaterhouseCoopers, LLP, the last of which was Senior Manager, where she gained substantial auditing experience and assisted clients in the development of their financial reporting and regulatory compliance procedures. Ms. Dugary holds an MBA from the University of Santa Clara, CA.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

          The Compensation Committee of the Board of Directors is responsible for implementing the Board of Director’s directives relating to the compensation of our named executive officers, as well as our other key employees. In this regard, the Compensation Committee has the responsibility to establish a compensation policy for officers and key employees designed to (i) attract and retain the best possible executive talent; (ii) tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and (iii) provide competitive compensation to our officers and key employees to align executives’ incentives with the creation of stockholder value.

          As a general matter, the compensation policy for officers and key employees includes:

•	base salary, which is determined on an annual or semi-annual basis

•	annual or other time-based cash incentive compensation, and

•	long-term incentive compensation in the forms of equity participation awards.

          This section discusses the principles underlying our executive compensation policies, our decisions to date and the principles that we expect to use in coming years.

Our Named Executive Officers

          For 2008, our Named Executive Officers and their titles were:

Name	Title
Dr. Eric A. Rose	Chief Executive Officer and Chairman of the Board
Thomas N. Konatich	Chief Financial Officer, Vice President, Secretary and Treasurer (1)
Dr. Dennis E. Hruby	Chief Scientific Officer and Vice President
Ayelet Dugary	Acting Chief Financial Officer and Secretary (2)

(1)

Mr. Konatich became Chief Financial Officer on April 1, 1998. Effective January 31, 2009 the Company and Mr. Konatich agreed not to extend the terms of Mr. Konatich’s employment agreement and effective January 31, 2009, Mr. Konatich’s employment with the Company ended.

(2)	On February 1, 2009, Ms. Dugary became Acting Chief Financial Officer.

Our Executive Compensation Decision Process

Overview

          Our Compensation Committee reviews and approves on a periodic basis the corporate goals and objectives with respect to the compensation for the Chief Executive Officer and other executive officers.

Role of Executive Officers in Setting Compensation Decisions

          Regarding most compensation matters, the Chief Executive Officer has historically provided recommendations to the Compensation Committee relying on his personal experience with respect to evaluating the contribution of our other executive officers. Dr. Eric A. Rose, our Chief Executive Officer and Chairman of the Board of Directors, is involved in compensation recommendations, with input from our Chief Financial Officer and Chief Scientific Officer, as it relates to the compensation of other key employees. The Compensation Committee considers, but retains the right to reject or modify such recommendations. Although the Chief Executive Officer may attend a portion of the meetings of the Compensation Committee, neither he nor any other member of management may be present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer may not be present when decisions with respect to his compensation are made. The Committee has used, on more than one occasion, a third-party compensation consultant.

Compensation Advisors

          The Compensation Committee has the authority to retain compensation consultants to advise the Compensation Committee as it deems necessary to carry out its duties. In 2008, the Compensation Committee retained the services of Mercer Consulting as its independent executive compensation consultant. In connection with this engagement, the

Compensation Committee requested that Mercer Consulting review the fairness of the proposed compensation package for Dr. Eric A. Rose, who became the Company’s Chief Executive Officer on March 1, 2007.

Competitive Market Analysis and Benchmarking

          In reviewing and recommending the compensation of the Chief Executive Officer and other executive officers, the Compensation Committee considers the compensation awarded to officers of similarly situated companies, our performance, the individuals’ performance, compensation given to our officers in past years or any other factor the Compensation Committee deems appropriate. As a framework for the Compensation Committee’s decisions regarding the 2009 compensation of the Company’s named executive officers, the Compensation Committee evaluated aggregate executive compensation data from the fiscal years 2006 and 2007 regarding the chief executive officer, chief financial officer, and chief scientific officer of each of Emergent Biosolutions Inc., Human Genome Sciences, Inc., and Neurogen Corporation, and the chief executive officer, senior vice president and vice president of PharmAthene, Inc. These companies were selected as similarly situated because they are all biotechnology companies specializing either in small molecule drugs or solutions to bioterrorism, and none have market capitalizations exceeding $1.5 billion. In connection with the compensation decision for our Chief Executive Officer, we also considered compensation data relating to Dynavax Technologies Corp., AVI Biopharma Inc., Hemispherx Biopharma Inc., Alexion Pharmaceuticals Inc., Genaera Corp., Biocryst Pharmaceuticals Inc., and Avigen Inc. These companies were selected as similarly situated because they are all biotechnology companies of a comparable size to the Company. The Committee found that the aggregate compensation paid to the Company’s executive officers was consistent with the selected peer group taking into account differences, such as size of grant revenue, scope of supervisory responsibility of employees and nature of other commitments, with the peer group.

Evaluations

          The Compensation Committee evaluates at least once a year the performance of our officers and other key employees in light of goals and objectives established by the Committee and, based upon these evaluations, the Compensation Committee recommends to the full Board of Directors the annual compensation for our officers and key employees, including base salary, bonus, incentive, and equity compensation. In its evaluation of the Chief Executive Officer, the Compensation Committee considers overall management of the Company, the progress achieved by our drug candidates, the establishment and maintenance of successful relationships with the Company’s various funding and research partners and potential customers and successful relations with the Board of Directors and the shareholders. In its evaluation of the Chief Financial Officer, the Committee considers the Company’s financial performance, the Chief Financial Officer’s role in achieving our financial goals, the Chief Financial Officer’s relationships with the shareholders and potential investors, the Chief Financial Officer’s efforts with respect to financial regulatory compliance (including compliance with NASDAQ rules, the securities laws and all related regulations), and the preparation of and compliance with the Company’s budget. In its evaluation of the Company’s Chief Scientific Officer, the Committee considers achievement of program objectives within budgetary requirements, new grants obtained, relationships with regulators and current and possible future scientific partners, compliance with grant requirements and management of the Company’s research facility located in Corvallis, OR.

Our Compensation Philosophy and Program Objectives

          The overall objectives of the Company’s compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company’s business strategy, to maximize the link between executive and stockholder interests through a stock option plan and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive’s compensation to performance.

Our Executive Compensation Program

Overview

          The key elements of the Company’s compensation program consist of fixed compensation in the form of base salary, and the discretion to award variable compensation in the forms of incentive compensation and stock option awards. The Compensation Committee’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below.

Base Salary

          The compensation philosophy of the Company is to maintain executive base salary at a competitive level to enable the Company to attract and retain executives and key employee talent needed to accomplish the Company’s goals. In determining the appropriate base salary levels and, to a lesser extent, other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience and past accomplishments, as well as historical practices within the Company. Economic and business conditions affecting the Company are also considered. The Compensation Committee also considers historical levels of salary paid by the Company as well as the provisions in the various executive’s employment contracts with the Company, which contracts are more fully discussed elsewhere in this proxy statement.

          Periodic adjustments in base salary may be merit-based with respect to individual performance or tied to the Company’s financial condition or other competitive factors. The Compensation Committee takes into account the effect of any corporate transactions that have been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These include the Company’s competitive position, scientific developments and improvements in relations with employees and investors.

          For Dr. Rose, Mr. Konatich, Ms. Dugary, and Dr. Hruby, we paid as base salary in 2008 the amounts required under their employment agreements. These amounts were reviewed and set by our Compensation Committee. These base salary levels reflect our Compensation Committee’s subjective judgment, which took into account each executive’s respective position and tenure, our present needs, the executive’s individual performance, achievements and prior contributions.

Annual Incentive Compensation

          The Compensation Committee, in its discretion, may establish cash incentive programs and otherwise award bonuses to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives which provide eligibility to receive discretionary bonuses, in the sole discretion of the Board of Directors based on the executives’ performance, economic and business conditions affecting the Company, and the financial condition of the Company. The Compensation Committee makes recommendations to the Board of Directors with respect to such amounts. In addition, Dr. Hruby is contractually entitled to certain guaranteed cash bonus payments each year of his current employment agreement. Mr. Konatich was also contractually entitled to certain guaranteed cash bonus payments for each year of his employment agreement prior to the termination of his employment with SIGA. The annual incentive compensation earned by the other executives with respect to 2008 was discretionary and determined by the Compensation Committee. We believe that the annual incentive bonuses motivate and encourage our executives to fulfill our objectives and provide us with the opportunity to recognize superior individual performance.

          For 2008, each of Mr. Konatich, Ms. Dugary, and Dr. Hruby were eligible for annual cash bonuses. In the case of Mr. Konatich, his annual cash bonus was $60,000, for Ms. Dugary, her annual cash bonus was $40,000, and for Dr. Hruby his annual cash bonus was $125,000.

Long-Term Incentive Awards

          The Compensation Committee believes that granting stock options provides officers and key employees with a strong economic interest in maximizing stock price appreciation over the long term. The Committee also believes that the practice of granting stock options can be useful in retaining and recruiting the key talent necessary to ensure the Company’s continued success. This element of compensation is governed by the Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan (the “Option Plan”) that provides for grants of incentive stock options and non-qualified stock options to our executives, directors and key employees. The Option Plan is administered by our Compensation Committee, which reviews management’s recommendations concerning persons to be granted stock options, and determines the number of stock options to be granted to each such person, and the terms and conditions of any stock options as permitted under the Option Plan. The exercise price of stock options is set by the Compensation Committee and has been at a price at least equal to the market price of the Common Stock on the date of the grant. The options therefore do not have any value to the executive unless the market price of the Common Stock rises, which ensures that the interests of our executives are aligned with those of our shareholders. Through these option grants, we seek to emphasize the importance of improving the performance of our stock price, increasing shareholder value over the long-term.

          Both incentive options (“Incentive Options”) and nonqualified options (“Nonqualified Options”) may be granted under the Option Plan. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). As such, any Incentive Option granted under the Option Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to an employee who owns more than 10% of the total combined voting stock of SIGA or of any parent or subsidiary of SIGA, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted.

          In determining the size of an option grant to a named executive officer, the Compensation Committee considers not only competitive market factors, changes in responsibility and the executive officers’ achievement of pre-established goals, but also the number, term and vesting of options previously granted to the officer. The Compensation Committee may also consider the total compensation package or changes made thereto, when determining whether to make an option award.

          During the year ended December 31, 2008 the Compensation Committee recommended the award of 400,000 options to Dr. Eric A. Rose, Chief Executive Officer. The Compensation Committee recommended that the awarded options become exercisable according to the following vesting schedule: (a) with respect to 100,000 of the optioned Shares, 33,333 shall vest on November 14, 2009, 33,333 shall vest on November 14, 2010 and the remaining 33,334 shall vest on November 14, 2011; (b) with respect to 200,000 of the Optioned Shares, the entire amount shall vest when the Company and one or more purchasers have entered into one or more contracts for the sale of ST-246 with an aggregate purchase price of not less than $50 million, and the Company has received at least an aggregate of $25 million in non-refundable payments pursuant to such contract(s); and (c) with respect to 100,000 of the optioned Shares, the entire amount shall vest upon the acceptance for filing by the U.S. Food and Drug Administration, or successor thereto (the “FDA”), of a New Drug Application for ST-246 pursuant to Section 505(b) of the Food, Drug and Cosmetic Act, as amended, and Sections 314.50 and 314.101 of the FDA regulations. The award recommended by the Compensation Committee was approved by the Board of Directors and all of the aforementioned options have an exercise price of $2.49 per share.

Additional Benefits and Perquisites

          Our officers and key employees are entitled to participate in the benefit plans which are generally available to all employees, including health, dental, life, and accidental disability. For each of these benefit plans, the Company makes contributions to the premiums paid to the plans. The Company also offers a 401(k) defined contribution plan, however, the Company does not make any contribution to the 401(k) plan. In each case, we provide these benefits to our executive officers on the same basis as our other employees.

Severance and Change-in-Control Agreements

          We also provide some of our executive officers with severance and change-in-control arrangements in their employment contracts. We believe that severance and change of control packages are a common characteristic of compensation for key executive officers. They are intended to provide our executive officers with a sense of security in making the commitment to dedicate their professional careers to our success. Due to our size relative to other public companies and our operating history, we believe that severance and change-in-control arrangements are necessary to help us attract and retain necessary skilled and qualified executive officers to continue to grow our business.

Our Compensation Policies

Section 162(m) Policy

          The Compensation Committee has found it unnecessary to consider the applicability of Section 162(m) of the Code because no executive officer receives compensation in excess of one million dollars.

Common Share Ownership Requirements

          While we have not adopted a formal written policy on common share ownership requirements, part of our compensation philosophy involves common share ownership by our executive officers, because we believe that it helps to align their financial interests with those of our shareholders. We also recognize, on the other hand, that our executive officers cannot acquire more than 10% of our common shares without triggering adverse tax consequences. In addition, we expect our executive officers to abide by the provisions of our 2004 Policy on Confidential Information and Insider Trading.

Timing of Awards

          Our Compensation Committee has the authority to issue equity awards under our Option Plan. We expect that the Compensation Committee will continue making option awards to our executive officers and key employees when appropriate. The Compensation Committee strives to ensure that any award is made in such a manner to avoid even the appearance of manipulation because of its award date.

Financial Restatement

          Although we have not adopted a formal written policy, it is our Board of Directors’ informal policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority and discretion in consultation with the Board of Directors, to make retroactive adjustments to any cash or equity based incentive payments to executive officers where the payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement, without regard to misconduct being involved. If the Compensation Committee chose to exercise this discretion, we would seek to recover any amount determined to have been improperly paid to the executive officer.

Summary Compensation Table

          The following table sets forth the total compensation of the Company’s Named Executive Officers for the fiscal year ended December 31, 2008. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer and Chief Scientific Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Eric A. Rose, M.D.	2008	400,000	—	—	590,760	—	—	—	990,760
Chief Executive	2007	333,750	—	—	366,180	—	—	—	699,930
Officer (1)	2006	—	—	—	—	—	—	—	—

Thomas N. Konatich	2008	250,000	60,000	—	—	—	—	—	310,000
Chief Financial	2007	250,000	60,000	—	274,635	—	—	—	584,635
Officer (2)	2006	233,333	117,500	—	—	—	—	—	350,833

Dennis E. Hruby, Ph.D.	2008	250,000	125,000	—	—	—	—	—	375,000
Chief Scientific Officer	2007	250,000	125,000	—	549,270	—	—	—	924,270
	2006	229,166	174,500	—	—	—	—	—	403,666

Ayelet Dugary	2008	180,000	40,000	—	—	—	—	—	220,000
Acting Chief Financial	2007	180,000	40,000	—	45,773	—	—	—	265,773
Officer (3)	2006	150,000	40,000	—	—	—	—	—	190,000

Bernard L. Kasten	2008	—	—	—	—	—	—	—	—
Chief Executive	2007	—	—	—	—	—	—	—	—
Officer (4)	2006	83,333	—	—	—	—	—	94,792	178,125

(1)	Dr. Rose became Chief Executive Officer on March 1, 2007.

(2)

Mr. Konatich became Chief Financial Officer on April 1, 1998. Effective January 31, 2009 the Company and Mr. Konatich agreed not to extend the terms of Mr. Konatich’s employment agreement and effective January 31, 2009, Mr. Konatich’s employment with the Company ended.

(3)	Ms. Dugary became Acting Chief Financial Officer on February 1, 2009.

(4)	Dr. Kasten became Chief Executive Officer on July 2, 2004. His annual salary was $250,000. Dr. Kasten resigned as Chief Executive Officer of SIGA effective as of April 30, 2006.

Salary

          The amounts reported in the “Salary” column above represent base salaries paid to each of the Named Executive Officers for the fiscal year ended 2008.

Bonus

          The amounts reported in the “Bonus” column above for the year ended December 31, 2008, include bonus which was accrued and paid with respect to 2008 performance.

Option Awards

          The Option Plan was adopted in 1996 and amended in 2001, 2004 and 2005. The maximum number of shares of Common Stock available for issuance under the Option Plan is 11,000,000. Stock options may be granted to key employees, consultants and outside directors pursuant to the Option Plan.

          The Option Plan is administered by our Compensation Committee, which reviews management’s recommendations concerning persons to be granted stock options, and determines the number of stock options to be granted to each such person, and the terms and conditions of any stock options as permitted under the Option Plan. The members of the Compensation Committee are Steven L. Fasman, who serves as Chair, Paul G. Savas, Bruce Slovin, and Michael A. Weiner, M.D. See “Committees of the Board of Directors” above for more information.

          Both Incentive Options and Nonqualified Options may be granted under the Option Plan. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Any Incentive Option granted under the Option Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to an employee who owns more than 10% of the total combined voting stock of SIGA or of any parent or subsidiary of SIGA, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted.

          Options to purchase 7,506,054 shares of Common Stock were outstanding as of December 31, 2008.

All Other Compensation

          The amount reported in the “All Other Compensation” reflects payments made to Dr. Kasten under his separation agreement with the Company, dated March 31, 2006.

Grants of Plan Based Awards

          During the year ended December 31, 2007 the Compensation Committee authorized awards of 200,000 options to Dr. Eric A. Rose, Chief Executive Officer (which vest pro rata on the first, second and third anniversaries of the date of grant).

          During the year ended December 31, 2008 the Compensation Committee recommended the award of 400,000 options to Dr. Eric A. Rose, Chief Executive Officer. The Compensation Committee recommended that the awarded options become exercisable according to the following vesting schedule: (a) with respect to 100,000 of the optioned Shares, 33,333 shall vest on November 14, 2009, 33,333 shall vest on November 14, 2010 and the remaining 33,334 shall vest on November 14, 2011; (b) with respect to 200,000 of the Optioned Shares, the entire amount shall vest when the Company and one or more purchasers have entered into one or more contracts for the sale of ST-246 with an aggregate purchase price of not less than $50 million, and the Company has received at least an aggregate of $25 million in non-refundable payments pursuant to such contract(s); and (c) with respect to 100,000 of the optioned Shares, the entire amount shall vest upon the acceptance for filing by the FDA, of a New Drug Application for ST-246 pursuant to Section 505(b) of the Food, Drug and Cosmetic Act, as amended, and Sections 314.50 and 314.101 of the FDA regulations. The Board of Directors approved the award and all of the aforementioned options have an exercise price of $2.49 per share.

          The following table provides a summary regarding plan-based awards granted to the Named Executive Officers in 2008:

Name and Principal Position	Grant Date	Performance Measure (i)	Performance Measure (ii)	All other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock Option Awards

Eric A. Rose, M.D.	11/04/08	100,000	200,000	100,000	$2.49	590,760

Employment Agreements

          We currently have employment agreements with Dr. Rose, Ms. Dugary and Dr. Hruby. Dr. Rose’s employment agreement became effective as of March 1, 2007 and the most recent amendments to the employment agreements of Ms. Dugary and Dr. Hruby became effective as of March 11, 2009. We have included below descriptions of the current employment agreements of each of these officers, as amended. In addition, we had an employment agreement with our former Chief Financial Officer, Mr. Konatich, during his term of employment, and this employment agreement is also described below.

Eric A. Rose – Chief Executive Officer

          On January 31, 2007, we entered into an employment agreement with Eric A. Rose, M.D., pursuant to which he became our Chief Executive Officer, effective as of March 1, 2007. The current term of his employment agreement expires on February 29, 2010, and, unless either party provides thirty (30) days notice prior to the end of the term, shall automatically renew for additional one (1) year periods thereafter. Pursuant to the employment agreement, we agree to pay to Dr. Rose an annual base salary of $400,000, subject to any cost of living adjustments as may be approved by our Board of Directors. Dr. Rose is also eligible to receive bonus payments (in either cash or stock options) as may be approved by the Board of Directors in its sole discretion. We may terminate his employment agreement (with or without cause), provided that upon any termination by us without cause (including, without limitation, termination without cause upon a change in control), or termination by Dr. Rose for good reason, we will be obligated to continue to pay Dr. Rose’s base salary for one year, and all stock options and other stock-based grants to Dr. Rose shall immediately and irrevocably vest and become exercisable upon the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination. Further detail on our severance obligations to Dr. Rose, including the definitions of “cause,” “good reason” and “change in control” is set forth below under the heading “Potential Payments Upon Termination or Change-in-Control.”

Thomas N. Konatich – Former Chief Financial Officer

          We employed Mr. Thomas N. Konatich, as SIGA’s Chief Financial Officer, under an employment agreement amended and restated on January 22, 2007, which replaced his prior employment agreement. Mr. Konatich also served as our Vice President, Secretary and Treasurer, and from May 1, 2006 through February 28, 2007 served as our Acting Chief Executive Officer. Pursuant to the employment agreement, we agreed to pay to Mr. Konatich an annual base salary of $250,000, subject to any cost of living adjustments as may be approved by our Board of Directors, and an annual cash bonus of $60,000. Mr. Konatich was also eligible to receive such additional bonus payments (in either cash or stock options) as may be approved by our Board of Directors in its sole discretion.

          On January 29, 2009, SIGA and Thomas N. Konatich, SIGA’s Chief Financial Officer, agreed not to extend the current term of Mr. Konatich’s employment agreement, and therefore his employment with SIGA terminated effective January 31, 2009.

          In connection with Mr. Konatich’s departure, SIGA entered into a Separation and Release Agreement (the “Konatich Separation Agreement”) with Mr. Konatich on January 29, 2009. Pursuant to the Konatich Separation Agreement, Mr. Konatich resigned as Vice President, Chief Financial Officer, Treasurer and Secretary of SIGA, effective January 31, 2009. In addition, all existing employment agreements between SIGA and Mr. Konatich were terminated.

          Mr. Konatich will continue to receive his base salary for a period of six months following January 31, 2009. In addition, provided that Mr. Konatich timely elects COBRA continuation coverage for health insurance benefits and Mr. Konatich does not become employed by a third party which provides medical and dental benefits, SIGA will provide to Mr. Konatich health insurance benefits through July 31, 2009. The Konatich Separation Agreement further provides that certain vested stock options granted to Mr. Konatich under the Option Plan, which would otherwise expire within 90 days of January 31, 2009, will be extended until December 31, 2009.

Dennis E. Hruby – Chief Scientific Officer

          On January 22, 2007, we entered into an amended and restated employment agreement with Dr. Dennis E. Hruby, our Chief Scientific Officer, which replaced his prior employment agreement. The current employment agreement expires on January 22, 2010. Pursuant to his employment agreement, we agree to pay to Dr. Hruby an annual base salary of $250,000, subject to any cost of living adjustments as may be approved by our Board of Directors, and an annual cash bonus of no less than twenty-five percent (25%) and no more than fifty percent (50%) of Dr. Hruby’s base salary. Dr.

Hruby is also eligible to receive such additional bonus payments (in either cash or stock options) as may be approved by our Board of Directors in its sole discretion. We may terminate his employment agreement (with or without cause), provided that upon any termination by us without cause (including, without limitation, termination without cause upon a change in control), or termination by Dr. Hruby for good reason, we will be obligated to continue to pay Dr. Hruby’s base salary for two years, and all stock options and other stock-based grants to Dr. Hruby shall immediately and irrevocably vest and become exercisable upon the date of termination and shall remain exercisable for a period of not less than two (2) years from the date of termination. On March 11, 2009, we amended Dr. Hruby’s employment agreement whereby we agreed to pay Dr. Hruby an annual base salary of $275,000, subject to any cost of living adjustments as may be approved by our Board of Directors, and an annual cash bonus of no less than $75,000 and no more than $150,000. In addition, unless either party provides notice of its desire not to renew the Hruby Employment Agreement thirty (30) days prior to the expiration of the then-current term, the employment Agreement shall automatically renew for additional one (1) year periods. In the event that Dr. Hruby’s employment is not renewed by SIGA upon the expiration of its term, Dr. Hruby will receive severance in an amount equal to his annual base salary at the time of such non-renewal. The agreement also provides that Dr. Hruby shall report to the Board of Directors, SIGA’s Chief Executive Officer or any other executive officer in a position senior to him. All other material terms of the original employment agreement remain unchanged.

          Further detail on our severance obligations to Dr. Hruby including the definitions in his current employment agreement of “cause,” “good reason” and “change in control” is set forth below under the heading “Potential Payments Upon Termination or Change-in-Control.”

Ayelet Dugary – Acting Chief Financial Officer

          On March 11, 2009, we amended Ayelet Dugary’s existing employment agreement, and pursuant to such amendment she became our Acting Chief Financial Officer, effective as of February 1, 2009. Pursuant to her employment agreement, as amended, we agree to pay to Ms. Dugary an annual base salary of $225,000, subject to any cost of living adjustments as may be approved by our Board of Directors, and an annual cash bonus of $50,000. Ms. Dugary is also eligible to receive bonus payments (in either cash or stock options) as may be approved by the Board of Directors in its sole discretion. We may terminate the employment agreement (with or without cause), provided that upon any termination by SIGA without cause (including, without limitation, termination without cause upon a change in control, as such term is defined in the employment agreement), or termination by Ms. Dugary for good reason (as such term is defined in the employment agreement), SIGA will be obligated to continue to pay Ms. Dugary’s base salary for one year, and all stock options and other stock-based grants to Ms. Dugary shall immediately and irrevocably vest and become exercisable upon the date of termination and shall remain exercisable for a period of not less than one year from the date of termination. In addition, unless either party provides notice of its desire not to renew the Dugary Employment Agreement thirty (30) days prior to the expiration of the then-current term, the employment Agreement shall automatically renew for additional one (1) year periods. In the event that Ms. Dugary’s employment is not renewed by SIGA upon the expiration of its term, Ms. Dugary will receive severance in an amount equal to her annual base salary at the time of such non-renewal. The agreement also provides that Ms. Dugary shall report to the Board of Directors, SIGA’s Chief Executive Officer or any other executive officer in a position senior to her. All other material terms of the original employment agreement remain unchanged.

          Previously Ms. Dugary was employed as SIGA’s Director of Finance and Controller since December 2004, where she was responsible for SIGA’s financial planning and reporting, including SIGA’s SEC filings and communication with the Board of Directors.

          Further detail on our severance obligations to Ms. Dugary including the definitions in her current employment agreement of “cause,” “good reason” and “change in control” is set forth below under the heading “Potential Payments Upon Termination or Change-in-Control.”

Outstanding Equity Awards at Fiscal Year End

          The following table provides certain summary information concerning unexercised options and equity incentive plan awards for each Named Executive Officer as of December 31, 2008.

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not vested ($)

Eric A. Rose, M.D.	600,000	—	—	2.50	5/3/2011	—	—	—	—
Chief Executive	10,000	—	—	1.22	6/2/2015	—	—	—	—
Officer (1)	10,000	—	—	2.72	12/19/2016	—	—	—	—
	66,667	—	133,333	3.10	7/26/2017	—	—	—	—
	—	—	400,000	2.49	11/14/2018	—	—	—	—

Thomas N. Konatich	100,000	—	—	2.00	1/19/2010	—	—	—	—
Chief Financial	50,000	—	—	3.94	1/31/2012	—	—	—	—
Officer (2)	150,000	—	—	2.50	11/15/2012	—	—	—	—
	150,000	—	—	1.40	7/29/2014	—	—	—	—
	16,667	—	133,333	3.10	7/26/2017	—	—	—	—

						—	—	—	—
Dennis E. Hruby,	125,000	—	—	2.00	5/25/2010	—	—	—	—
Ph.D., Chief	300,000	—	—	2.50	7/23/2012	—	—	—	—
Scientific Officer	150,000	—	—	1.40	6/29/2014	—	—	—	—
	33,333	—	266,667	3.10	7/26/2017	—	—	—	—

Ayelet Dugary	128,542		11,458	1.50	12/15/2014	—	—	—	—
Acting Chief	8,334		16,666	3.10	7/26/2017	—	—	—	—
Financial Officer (3)

1.	Dr. Rose became Chief Executive Officer on March 1, 2007.

2.

Mr. Konatich became Chief Financial Officer on April 1, 1998. Effective January 31, 2009 the Company and Mr. Konatich agreed not to extend the terms of Mr. Konatich’s employment agreement and effective January 31, 2009, Mr. Konatich’s employment with the Company ended.

3.	Ms. Dugary became Acting Chief Financial Officer on February 1, 2009.

Option Exercises and Stock Vested

During the fiscal year ended December 31, 2008 no options were exercised by any of our officers. Our officers did not receive any stock awards during the year ended December 31, 2008.

Fiscal Year-End Option Values

          The following table provides certain summary information concerning stock options held as of December 31, 2008 by SIGA’s Named Executive Officers.

	Number of Securities Underlying Unexercised Options #		Value of Unexercised In-The- Money Options At Fiscal Year- End ($) (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Eric A. Rose, M.D.	686,667	533,333	$499,333	—
Thomas N. Konatich (2)	466,667	133,333	$525,833	—
Dennis E. Hruby, Ph.D.	608,333	266,667	$675,917	—
Ayelet Dugary (3)	136,876	28,124	$228,936

(1)	Based upon the closing price on December 31, 2008, as reported on the Nasdaq Capital Market and the exercise price per option.

(2)

Mr. Konatich became Chief Financial Officer on April 1, 1998. Effective January 31, 2009 the Company and Mr. Konatich agreed not to extend the terms of Mr. Konatich’s employment agreement and effective January 31, 2009, Mr. Konatich’s employment with the Company ended.

(3)	Ms. Dugary became Acting Chief Financial Officer on February 1, 2009.

Potential Payments Upon Termination or Change in Control

Severance Arrangement for Eric A. Rose

          The following table and footnotes describe and quantify the potential payments upon termination or change in control for Dr. Rose, assuming that termination or change-in-control was effective as of December 31, 2008:

Dr. Eric A. Rose	Termination by the Company without cause (or by the officer for good cause)	Termination upon death or disability	Termination by the Company due to a change in control

Aggregate monthly cash payments	$400,000	$—	$400,000
Lump sum cash payment	—	—	—
Value of accelerated stock options	834,879	—	834,879

Total	$1,234,879	$—	$1,234,879

          Pursuant to Dr. Rose’s current employment agreement (which was effective as of March 1, 2007), the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Company without cause or by Dr. Rose for good reason.

•	Termination by the Company within 90 days of the occurrence of a change in control (other than for cause)

•	Termination by the Company for cause or by Dr. Rose without good reason.

•	Termination by the Company based on Dr. Rose’s death or total disability.

          If Dr. Rose’s employment agreement is terminated without cause or if Dr. Rose terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants, (v) the continued payment of his salary for one (1) year; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Rose shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          If Dr. Rose’s employment agreement is terminated within 90 days after the occurrence of a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants, (v) the continued payment of his salary for one (1) year; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Rose shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          If Dr. Rose’s employment is terminated for cause, or if he voluntarily terminates his employment, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

          If Dr. Rose’s employment is terminated prior to the expiration of the term by reason of death or total disability, his estate or beneficiaries will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

Severance Arrangement for Thomas N. Konatich

          On January 29, 2009, SIGA and Thomas N. Konatich, SIGA’s Chief Financial Officer, agreed not to extend the current term of Mr. Konatich’s employment agreement, and therefore his employment with SIGA terminated effective January 31, 2009. In connection with Mr. Konatich’s departure, SIGA entered into the Konatich Separation Agreement with Mr. Konatich on January 29, 2009. Pursuant to the Konatich Separation Agreement, Mr. Konatich resigned as Vice President, Chief Financial Officer, Treasurer and Secretary of SIGA, effective January 31, 2009. In addition, all existing employment agreements between SIGA and Mr. Konatich were terminated. Mr. Konatich will continue to receive his base salary of $20,833 per month for a period of six months following January 31, 2009. In addition, provided that Mr. Konatich timely elects COBRA continuation coverage for health insurance benefits and Mr. Konatich does not become employed by a third party which provides medical and dental benefits, SIGA will provide to Mr. Konatich health insurance benefits through July 31, 2009. The Konatich Separation Agreement further provides that certain vested stock options granted to Mr. Konatich under the Option Plan, which would otherwise expire within 90 days of January 31, 2009, will be extended until December 31, 2009.

Severance Arrangement for Dennis E. Hruby

          The following table and footnotes describe and quantify the potential payments upon termination, change in control for Dr. Hruby or in the event that his contract is not renewed, assuming that termination, change-in-control or non-renewal was effective as of December 31, 2008:

Dr. Dennis E. Hruby	Termination by the Company without cause (or by the officer for good cause) [or failure of Company to renew contract]	Termination upon death or disability	Termination by the Company due to a change in control

Aggregate monthly cash payments	$500,000	$—	$500,000
Lump sum cash payment	—	—	—
Value of accelerated stock options	488,241	—	488,241

Total	$988,241	$—	$988,241

          Pursuant to Dr. Hruby’s employment agreement, the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Company without cause or by Dr. Hruby for good reason.

•	Termination by the Company within 90 days of the occurrence of a change in control (other than for cause)

•	Termination by the Company for cause or by Dr. Hruby without good reason.

•	Termination by the Company based on Dr. Hruby’s death or total disability.

•	Failure by the Company to renew the employment agreement at the end of its term.

          If Dr. Hruby’s employment agreement is terminated without cause or if Dr. Hruby terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants, (v) the continued payment of his salary for two (2) years; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          If Dr. Hruby’s employment agreement is terminated within 90 days after the occurrence of a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants, (v) the continued payment of his salary for two (2) years; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          If Dr. Hruby’s employment is terminated for cause, or if he voluntarily terminates his employment, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

          If Dr. Hruby’s employment is terminated prior to the expiration of the term by reason of death or total disability, his estate or beneficiaries will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

          In the event that the Company elects not to renew Dr. Hruby’s employment agreement, he shall be entitled to the continued payment of the base salary for one year (such sums to be paid at the times and in the amounts such Base Salary would have been paid had Dr. Hruby’s employment continued).

          No other material changes were made to Dr. Hruby’s severance arrangement.

Severance Arrangement for Ayelet Dugary

          The following table and footnotes describe and quantify the potential payments upon termination, change in control for Ms. Dugary or in the event that her contract is not renewed, assuming that termination, change-in-control or non-renewal was effective as of December 31, 2008:

Ayelet Dugary	Termination by the Company without cause (or by the officer for good cause) [or failure of Company to renew contract]	Termination upon death or disability	Termination by the Company due to a change in control

Aggregate monthly cash payments	$180,000	$—	$180,000
Lump sum cash payment	—	—	—
Value of accelerated stock options	42,615	—	42,615

Total	$222,615	$—	$222,615

          Pursuant to Ms. Dugary’s employment agreement, the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Company without cause or by Ms. Dugary for good reason.

•	Termination by the Company within 90 days of the occurrence of a change in control (other than for cause)

•	Termination by the Company for cause or by Ms. Dugary without good reason.

•	Termination by the Company based on Ms. Dugary’s death or total disability.

•	Failure by the Company to renew the employment agreement at the end of its term.

          If Ms. Dugary’s employment agreement is terminated without cause or if Ms. Dugary terminates her employment for good reason, she will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with her employment agreement; (iv) any benefits to which she may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants, (v) the continued payment of her salary for one (1) year; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Ms. Dugary shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          If Ms. Dugary’s employment agreement is terminated within 90 days after the occurrence of a change in control other than for cause, she will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with her employment agreement; (iv) any benefits to which she may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants, (v) the continued payment of her salary for one (1) year; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Ms. Dugary shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

          If Ms. Dugary’s employment is terminated for cause, or if she voluntarily terminates her employment, she will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with her employment agreement; and (iv) any benefits to which she may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

          If Ms. Dugary’s employment is terminated prior to the expiration of the term by reason of death or total disability, her estate or beneficiaries will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with her employment agreement; and (iv) any benefits to which she may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

          In the event that the Company elects not to renew Ms. Dugary’s employment agreement, she shall be entitled to the continued payment of the Base Salary for one year (such sums to be paid at the times and in the amounts such Base Salary would have been paid had Executive’s employment continued).

          No other material changes were made to Ms. Dugary’s severance arrangement.

Other General Terms

Circumstances Triggering Payments

          “Cause,” “good reason” and “change of control” are defined in Dr. Rose, Ms. Dugary, and Dr. Hruby’s current employment agreement as follows:

“Cause” generally includes:

•

executive officer’s neglect or failure or refusal to perform his duties under the applicable employment agreement (other than as a result of total or partial incapacity due to physical or mental illness);

•

any act by or omission of executive officer constituting gross negligence or willful misconduct in connection with the performance of his duties that could reasonably be expected to materially injure the reputation, business or business relationships of the Company or any of its affiliates;

•	perpetration of an intentional and knowing fraud against or affecting the Company or any of its affiliates or any customer, client, agent, or employee thereof;

•

the commission by or indictment of executive officer for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud (“indictment,” for these purposes, meaning a United States-based indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

•	the breach of a covenant set forth in the applicable employment agreement;

•	or any other material breach to the applicable employment agreement.

“Good reason” generally includes:

•	the Company failing to pay the executive officer his base salary;

•	executive officer no longer holding his agreed upon office or offices of equivalent stature, or his functions and/or duties being materially diminished; or

•	executive officer’s job site being involuntarily relocated to a location which is more than fifty (50) miles from the agreed upon region.

a “Change in Control” is deemed to occur upon:

•

the consummation of a transaction or a series of related transactions pursuant to which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”), other than the executive officer, his designee(s) or “affiliate(s)” (as defined in Rule 12b-2 under the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;

•

stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

•

the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company’s assets.

                    Pursuant to their current employment agreements, during the term thereof plus an additional twenty-four months thereafter, Dr. Rose, Ms. Dugary and Dr. Hruby have agreed not to engage in any competitive business with us or to induce our employees to terminate their employment or to solicit our customers. We agree to indemnify each of them under their respective employment agreement for liabilities incurred because of their employment and to provide each of them with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of our officers.

Equity Compensation Plan Information

          The following table sets forth certain compensation plan information with respect to both equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of December 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	( c )

Equity compensation plans approved by security holders (1) (2)	7,506,054	$2.28	862,963

Equity compensation plans not approved by security holders	190,000	$2.00	—

Total	7,696,054	$2.27	862,963

(1)	The Option Plan.

(2)	A total of 2,630,983 options awarded under the plan were previously exercised by their holders.

          As of December 31, 2008, there were no outstanding options that had been awarded outside of the Company’s equity compensation plan.

Director Compensation

          During the fiscal year ending December 31, 2008, the Named Directors of SIGA received Total Compensation under the Option Plan as shown in the following table.

Name	Fees Earned or paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation earnings ($)	All Other Compensation ($)	Total ($)

James J. Antal (2) (3)	14,000	—	20,554	—	—	—	34,554
Michael J. Bayer (1)	3,000		46,975				49,975
Thomas E. Constance	8,000	—	20,554	—	—	—	28,554
Steven L. Fasman (4)	11,000	—	20,554	—	—	—	31,554
Scott M. Hammer, M.D.	6,000	—	20,554	—	—	—	26,554
Adnan M. Mjalli, Ph.D.	4,000	—	20,554	—	—	—	24,554
Mehmet C. Oz, M.D.	5,000	—	20,554	—	—	—	25,554
Eric A. Rose, M.D. (5)	—	—	—	—	—	—	—
Paul G. Savas (2) (4)	18,000	—	20,554	—	—	—	38,554
Judy S. Slotkin (2) (3)	16,000	—	20,554	—	—	—	36,554
Bruce Slovin (1) (4)	4,000		46,975				50,975
Michael Weiner, M.D. (3) (4)	11,500	—	20,554	—	—	—	32,054

(1)	Mr. Bayer and Mr. Slovin were elected to serve on our Board of Directors on October 30, 2008.

(2)	Member of the Audit Committee

(3)	Member of the Nominating Committee

(4)	Member of the Compensation Committee

(5)	Chairman of the Board

          The aggregate number of stock option awards held by each of the directors at December 31, 2008, and the number of stock option awards granted in the current fiscal year are shown in the following table:

Name	Option Awards During the Current Year (#)	Total Option Awards Outstanding at December 31, 2008 (#)

James J. Antal	10,000	65,000
Michael J. Bayer	25,000	25,000
Thomas E. Constance	10,000	265,000
Steven L. Fasman	10,000	35,000
Scott M. Hammer, M.D.	10,000	45,000
Adnan M. Mjalli, Ph.D.	10,000	65,000
Mehmet C. Oz, M.D.	10,000	140,000
Eric A. Rose, M.D.	—	620,000
Paul G. Savas	10,000	65,000
Judy S. Slotkin	10,000	65,000
Bruce Slovin	25,000	25,000
Michael Weiner, M.D.	10,000	140,000

Director Fees and Equity Compensation

          Directors who are not currently receiving compensation as officers or employees of the Company or any of its affiliates receive $1,000 per meeting for board meetings and will be reimbursed for expenses incurred by them in connection with serving on our Board of Directors. The chairman of each of the Audit Committee, Nominating Committee, and the Compensation Committee will each receive $1,000 per meeting for meetings of the Audit Committee, Nominating and Compensation Committee, respectively. All other members of the respective committees will receive $500 per meeting for meetings of the committees.

          Non-employee directors will receive an initial grant of 25,000 options, upon such non-employee director’s first election to the Board of Directors, which such options will be granted under the Option Plan. In addition, non-employee directors will receive an annual grant of 10,000 options under the Option Plan, made at each Annual Meeting and commencing with the 2005 Annual Meeting. All such options have an exercise price equal to the fair market value of the underlying SIGA shares on the date of grant.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

          The Company’s policies and procedures for reviewing, approving, and ratifying transactions with related persons are set forth in a written policy.

          Under these procedures, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends related party transactions be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions, if applicable. After review, the Audit Committee either approves or disapproves such transactions, and at each subsequently scheduled meeting, management is required to update the Audit Committee as to any material change to those proposed transactions.

          Further, in the event management recommends any further related party transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that, if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transactions.

          In addition, with respect to any related party transaction that includes a compensation component, management will submit the terms of such proposed compensation (or any subsequent material changes to such compensation) to the Compensation Committee for its review. After its review, the Compensation Committee either approves or disapproves the compensation component of the related party transaction and informs management and the Audit Committee of such approval or disapproval.

Transactions with Related Persons

          Based on information provided by the directors and the executive officers, the Audit Committee determined that there were no related person transactions to be reported in this proxy statement other than:

          During the year ended December 31, 2008, we were billed by TransTech Pharma, Inc. and its affiliate for services provided in connection with our lead development programs. Directors Paul Savas and Adnan M. Mjalli currently serve as directors of Transtech Pharma, Inc. Dr. Mjalli also serves as the President, Chairman of the Board and Chief Executive Officer of TransTech Pharma, Inc.

          Kramer Levin Naftalis and Frankel LLP, the Company’s legal counsel, billed the Company for legal services provided to the Company. One of our directors, Thomas Constance, is a partner at Kramer Levin Naftalis and Frankel LLP.

          On June 19, 2008, we entered into a letter agreement (the “Letter Agreement”), with MacAndrews & Forbes, LLC (“M&F”), a related party, for M&F’s commitment to invest, at SIGA’s discretion, up to $8 million over a one-year period (the “Investment Period”) in exchange for (i) SIGA common stock at per share price equal to the lesser of (A) $3.06 and (B) the average of the volume-weighted average price per share for the 5 trading days immediately preceding each funding date, and (ii) warrants to purchase 40% of the number of SIGA shares acquired by the Investor, exercisable at 115% of the common stock purchase price on such funding date (the “Consideration Warrants”). The Consideration Warrants will be exercisable for up to four years following the issuance of such warrants. M&F has the option, during the Investment Period, to invest in the Company under the same investment terms.

          In addition to and in consideration for the commitment of M&F, M&F received warrants to purchase 238,000 shares of SIGA common stock, exercisable at $3.06 (the “Commitment Warrants”). The Commitment Warrants are exercisable until June 19, 2012.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as SIGA’s independent registered public accounting firm to audit the financial statements of SIGA for the fiscal year ending December 31, 2009, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited SIGA’s financial statements since January 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

          If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such change would be in the best interests of SIGA and its stockholders.

Audit Fees

          PricewaterhouseCoopers LLP billed SIGA $324,000 in the aggregate, for professional services rendered and expenses incurred by them for the audit of SIGA’s annual financial statements for the fiscal year ended December 31, 2008, reviews of the interim financial statements included in SIGA’s Forms 10-Q filed during the year ended December 31, 2008 and consents and reviews of various documents filed with the SEC during the year ended December 31, 2008.

          PricewaterhouseCoopers LLP billed SIGA $352,000 in the aggregate, for professional services rendered and expenses incurred by them for the audit of SIGA’s annual financial statements for the fiscal year ended December 31, 2007, reviews of the interim financial statements included in SIGA’s Forms 10-Q filed during the year ended December 31, 2007 and consents and reviews of various documents filed with the SEC during the year ended December 31, 2007.

Audit Related Fees

          PricewaterhouseCoopers LLP billed SIGA $20,000 in the aggregate, for audit related services rendered by them during the year ended December 31, 2008. PricewaterhouseCoopers LLP billed SIGA $2,400 in the aggregate for other services during the year ended December 31, 2008.

          There were no Audit Related Fees in 2007.

Tax Fees

          PricewaterhouseCoopers LLP did not render any professional services for tax compliance, tax advice or tax planning during either of the fiscal years ended December 31, 2008 or December 31, 2007.

All Other Fees

          PricewaterhouseCoopers LLP did not provide any products or render any professional services (other than those covered above under “Audit Fees,” “Audited Related Fees” and “Tax Fees”) during the fiscal year ended December 31, 2007.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

          The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

          SIGA did not make use in fiscal year 2008 of the rule that waives pre-approval requirements for non-audit services in certain cases if the fees for these services constitute less than 5% of the total fees paid to the auditor during the year.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION (ITEM 2 OF THE ENCLOSED PROXY CARD) OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS SIGA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

STOCKHOLDER PROPOSALS

          Stockholder proposals to be presented at the 2010 Annual Meeting of Stockholders, for inclusion in SIGA’s proxy statement and form of proxy relating to that meeting, must be received by SIGA at its offices in New York, New York, addressed to the Secretary, not later than January 1, 2010. Such proposals must comply with SIGA’s By-Laws and the requirements of Regulation 14A of the Exchange Act.

          In addition, Rule 14a-4 of the Exchange Act governs SIGA’s use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to SIGA’s 2009 Annual Meeting of Stockholders, if SIGA is not provided notice of a stockholder proposal prior to March 1, 2009, SIGA will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

SECTION 16 BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires SIGA’s officers and directors, and persons who own more than ten percent of a registered class of SIGA’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish SIGA with copies of all Section 16(a) reports that they file.

          Based solely upon review of the copies of such reports furnished to SIGA and written representations from certain of SIGA’s executive officers and directors that no other such reports were required, SIGA believes that during the fiscal year ended December 31, 2008, no director failed to file on a timely basis a report relating to a transaction as required by Section 16 of the exchange Act.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K TO STOCKHOLDERS

          SIGA’s Annual Report to Stockholders for the year ended December 31, 2008 accompanies this proxy statement. SIGA will provide to any stockholder, upon written request and without charge, a copy of its most recent Report on Form 10-K, including the financial statements, as filed with the SEC. All requests for such reports should be directed to the Acting Chief Financial Officer, 420 Lexington Avenue, Suite 408, New York, New York 10170, telephone number (212) 672-9100.

OTHER MATTERS

          At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ayelet Dugary

Ayelet Dugary
Secretary

Dated: April 8, 2009

ANNUAL MEETING OF STOCKHOLDERS OF
SIGA TECHNOLGIES, INC.

May 13, 2009

Directions to offices of Kramer Levin Naftalis & Frankel LLP

By Air

There are three major airports in the metropolitan area: LaGuardia Airport (which is closest in the NYC Borough of Queens), John F. Kennedy International Airport (on Long Island) and Newark International Airport (in Newark, NJ). From each of these airports, you can take a taxi to and from the office.

From Penn Station (Hub for Long Island Railroad, Amtrak and some NJ Transit Trains)

Walk north on Seventh Avenue to 45th Street and make a right onto 45th Street. Walk one avenue east to Avenue of the Americas (6th Avenue). 1177 Avenue of the Americas is on your near left corner of 45th.

From Port Authority (Hub for NJ Transit Buses and Some Out of Town Buses such as Greyhound)

Walk north on Eighth Avenue to 45th Street and make a right onto 45th Street. Walk three avenues east to Avenue of the Americas (6th Avenue). 1177 Avenue of the Americas is on your near left corner of 45th.

From Grand Central Station (Hub for MetroNorth - Connecticut and Westchester)

Walk west two and a half avenues up 42nd Street to Avenue of the Americas (6th Avenue). Make a right on 42nd Street and Avenue of the Americas. Walk three blocks north on Avenue of Americas to #1177.

Nearest Subway Stations

The B, D, F and Q trains all go to 47th and 50th Streets/Rockefeller Center. The A, C, 7, 1, 2, 3, 9, N, and R trains all go to 42nd Street/Times Square (Broadway and Seventh Avenues). The 4, 5, and 6 trains all go to Grand Central Terminal (42nd-45th Streets between Lexington and Madison Avenues).

Parking

The two nearest parking garages are the garage on 46th Street, between 7th Avenue and Avenue of the Americas (6th Avenue), right before the Muse Hotel, and the Grace Building Garage on 43rd Street and Avenue of the Americas.

The office is located between 45th and 46th Streets. Reception is on the 29th Floor.

SIGA TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2009

          The undersigned hereby appoints each of Eric Rose and Ayelet Dugary as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of SIGA Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SIGA Technologies, Inc. to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th floor, New York, New York 10036, on Wednesday, May 13, 2009, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL NO. 1, AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF SIGA TECHNOLOGIES, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES LISTED BELOW, AND “FOR” THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF SIGA TECHNOLOGIES, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1.	To elect twelve directors.

	☐	FOR ALL NOMINEES

	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

	☐	FOR ALL EXCEPT (See instructions below)

NOMINEES:	○	Eric A. Rose, M.D.

	○	James J. Antal

	○	Michael J. Bayer

	○	Thomas E. Constance

	○	Steven L. Fasman

	○	Scott M. Hammer, M.D.

	○	Joseph W. Marshall, III

○	Adnan M. Mjalli, Ph.D.

○	Mehmet C. Oz, M.D.

○	Paul G. Savas

○	Bruce Slovin

○	Michael A. Weiner, M.D.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA Technologies, Inc. for the fiscal year ending December 31, 2009.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

____________________________________________________________________________

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder:	_________________________________________________________________
Date: ________________

Signature of Stockholder:	_________________________________________________________________
Date: ________________

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHERE SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY-IN-FACT, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON.